UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2013

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2013, Blackstone Mortgage Trust, Inc. (the “Company”) formed a new joint venture, 42-16 Partners, LLC, a Delaware limited liability company (“BXMT/Blackstone Joint Venture”) with Blackstone Holdings Finance Co. L.L.C. (“Holdings Finance”), an affiliate of The Blackstone Group L.P. (“Blackstone”), for the purpose of warehousing eligible assets in anticipation of closing of the Company’s previously announced public offering of class A common stock, par value $0.01 per share (the “Class A Common Stock”) and entering into related financing arrangements. BXMT Advisors L.L.C., an affiliate of Blackstone, serves as the Company’s manager and as of May 6, 2013 an affiliate of Blackstone owned approximately 17.1% of the Company’s outstanding shares of Class A Common Stock.

In accordance with the terms of the limited liability company agreement dated May 13, 2013 (the “JV Agreement”) between the Company and Holdings Finance that governs the BXMT/Blackstone Joint Venture, the Company owns 16.667% of the interests in the BXMT/Blackstone Joint Venture in the form of voting limited liability company units and Holdings Finance owns the remaining 83.333% in the form of non-voting limited liability company units. Subject to certain limitations set forth in the JV Agreement, the Company, in its capacity as managing member of the BXMT/Blackstone Joint Venture, controls and manages the activities of the BXMT/Blackstone Joint Venture.

Under the terms of the JV Agreement, the members have agreed to make capital contributions in proportion to their respective percentage interests in the BXMT/Blackstone Joint Venture, provided that the Company is not required to make capital contributions in excess of $10.0 million and Holdings Finance is not required to make capital contributions in excess of $50.0 million. The requirement to make capital contributions will expire on September 30, 2013, or such later date as the members of the BXMT/Blackstone Joint Venture may agree. The net cash flow of the BXMT/Blackstone Joint Venture will be distributed to its members pro rata in proportion to their respective percentage interests each month.

Pursuant to the terms of a letter agreement dated May 13, 2013 (the “Letter Agreement”) between the Company and Holdings Finance, the Company has agreed to purchase for cash Holdings Finance’s interest in the BXMT/Blackstone Joint Venture (the “Holdings Finance Interest”) contemporaneously with the closing of the Company’s previously announced public offering of Class A Common Stock, such that the Company will own 100% of the BXMT/Blackstone Joint Venture. The purchase price for the Holdings Finance Interest will be equal to 83.333% of the difference between (x) the fair value of the BXMT/Blackstone Joint Venture’s consolidated assets and (y) the consolidated liabilities of the BXMT/Blackstone Joint Venture as of the date of the closing of the public offering.

The foregoing descriptions of the BXMT/Blackstone Joint Venture and Letter Agreement and the transactions contemplated thereby contained in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the terms and conditions of the JV Agreement and the Letter Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K (including the exhibit hereto), including with respect to the Company’s public offering of Class A Common Stock, contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Limited Liability Company Agreement of 42-16 Partners, LLC, dated as of May 13, 2013, by and between Blackstone Mortgage Trust, Inc. and Blackstone Holdings Finance Co. L.L.C.

10.2	Letter Agreement, dated as of May 13, 2013, by and between Blackstone Mortgage Trust, Inc. and Blackstone Holdings Finance Co. L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: May 17, 2013

	By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer